UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HEAT BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

June 25, 2018

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of Heat Biologics to be held on July 20, 2018. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1 through 5 on this year’s agenda. Time is short, please vote by telephone or internet (preferred) to ensure your vote is counted prior to the meeting (see instructions below).

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 796-7186. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Jeff Wolf
Chairman of the Board and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.

Vote by Internet:  Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.

Vote by Telephone:  Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.